UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2007

Commission File Number: 333-141817

TECTON CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

Bettlistrasse 35
8600 Dübendorf, Switzerland
(Address of principal executive offices)

(702) 387 2382
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2007 the Company entered into an amendment, effective as of September 10, 2007, with the Saskatchewan Syndicate (the “Vendors”) to the Wapata Lake Uranium Property Option Agreement (the “Wapata Lake Agreement”) first amended on January 31, 2007 and originally entered into on January 22, 2007.

The Wapata Lake property is situated in the Athabasca Basin in northern Saskatchewan. The Athabasca Basin is considered one of the most favorable places in the world for exploring and mining uranium, and the largest uranium mines in the world have been discovered within the Athabasca Basin (source: The Alberta Energy and Utilities Board - http://www.ags.gov.ab.ca/activities/minerals/uranium/uranium.html).

The Wapata Lake Agreement originally called for a final $500,000 payment to be made by the Company on September 1, 2007. This amendment has extended the due date, changed the payment structure and increased the amount to be paid by $50,000, as follows:

1.	a first payment of $250,000 due on September 14, 2007 (made and received) and;
2.	a second payment, of $300,000 due by November 14, 2007.

Pursuant to the amendment, the Company now also has the right to abandon a portion of the property in the same manner as it could the entire property.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

9.02	The Wapata Lake Agreement signed on January 22, 2007 (1)

9.03	First Amendment to Wapata Lake Agreement signed January 31, 2007 (1)

9.04	Second Amendment to Wapata Lake Agreement signed September 10, 2007

(1) Previously referenced in our Form SB-2 filing on April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2007	TECTON CORPORATION
(Registrant)

By:	/s/ Norman Meier
President, Chief Executive Officer